Exhibit 10.5

Secured Non-Negotiable Promissory Note

Principal Amount: $410,000.00	Issue Date: September 18, 2014

FOR VALUE RECEIVED, SNYDER COMPUTER SERVICES, INC., a California corporation (the “Corporation”) with its principal executive office at 1125 Laurel Lane, San Luis Obispo, CA 93401, promises to pay to the order of SPENDSMART NETWORKS, INC., a Delaware corporation with its principal executive offices at 805 Aerovista Parkway, Suite 205, San Luis Obispo, CA 93401 (“Payee”) the principal amount of FOUR HUNDRED TEN THOUSAND ($410,000) Dollars (the “Principal Amount”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Principal of this Note shall be paid in accordance with Section 2 hereof. Interest shall accrue on the Principal Amount outstanding from time to time at the rate per annum computed in accordance with Section 3 hereof.

This Secured Convertible Promissory Note (the “Note”) is an unconditional promise of Corporation to pay the Principal Amount and interest. The Corporation (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) unconditionally agrees, to pay to the holder of this Note, all costs and expenses (including reasonable legal fees) reasonably and necessarily incurred in connection with the enforcement and collection of this Note.

1. Security.

(a) “Collateral” means the following property, whether now owned or hereafter acquired by the Corporation: (i) all that tangible and intangible assets of the Corporation, whether now owned or hereafter acquired, including, without limitation, any accounts receivable, inventory, deposits, equipment and any patent, copyright, trademark or other intellectual property rights of the Corporation, and (ii) all Proceeds (as defined below) of the assets described in clause (i) of this subsection (b). “Proceeds” includes whatever is receivable or received when the Collateral or Proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

(b) Security Interest. As security for the payment and performance of all the obligations of the Corporation hereunder, the Corporation does hereby grant and assign to Payee, a continuing perfected first priority security interest in all of the Collateral. Commencing on the Issue Date, the Corporation will, from time to time, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financings or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Payee may reasonably request, in order to create, preserve, perfect, confirm or validate the security interest in the Collateral, or to enable the Payee to exercise or enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Corporation hereby authorizes, empowers, and directs the Payee, commencing at the Issue Date, to execute and file financing statements or continuation statements without the Corporation’s signature appearing thereon. The Corporation agrees that a carbon, photographic, photostatic or other reproduction of this Note or of a financing statement is sufficient as a financing statement.

(c) Representations, Warranties and Covenants. The Corporation represents, warrants and covenants as follows: (i) this Agreement is made with full recourse to the Corporation and pursuant to and upon all the warranties, representations and covenants on the part of the Corporation contained herein; and (ii) except for the security interest of Payee in the Collateral, the Corporation is and will be, the owner of all the Collateral free from any lien, security interest, encumbrance or other right, title or interest of any person.

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(d) Uniform Commercial Code. In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights and remedies, upon the occurrence of an Event of Default (as hereinafter defined), Payee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction in addition to the rights and remedies provided herein.

(e) Fees and Expenses, etc. Any and all reasonable attorneys' fees and legal expenses incurred by Payee in connection with prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by the Corporation on written demand by Payee setting forth in reasonable detail the nature of such expenses.

2. Principal Amount. The aggregate unpaid principal amount, all accrued and unpaid interest and all other amounts payable under this Note shall be fully and immediately payable UPON DEMAND by Payee, which may be demanded on the four month anniversary of the Issue Date at any time and for any reason (such date when Payee makes demand for repayment shall be deemed the “Maturity Date”). This Note is secured by the personal guaranty of Tim Snyder, attached hereto as Exhibit A.

3. Computation and Payment of Interest.

(a) Base Interest Rate. Subject to subsection 3(b) below, the outstanding Principal Amount shall bear interest at the rate of 5.25% per annum. Interest accrued on this Note shall be paid at the maturity (the “Interest Rate”).

(b) Default Interest. Following the occurrence and during the continuance of an Event of Default (as defined below), Interest Rate shall be increased by four percent (4%) per annum.

4. Covenants of Corporation.

(a) Affirmative Covenants. The Corporation covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4(a):

(i) Taxes and Levies. The Corporation will promptly pay and discharge all taxes, assessments, and governmental charges or levies properly imposed upon the Corporation or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such properties or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings.

(ii) Maintenance of Existence. The Corporation will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence.

(iii) Maintenance of Property. The Corporation will maintain, preserve, protect and keep its property (real, personal, intellectual or otherwise) used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all reasonable and proper repairs, renewals, replacements and improvements thereto.

(iv) Books and Records. The Corporation will keep true, correct and current books, records and accounts reflecting all of its business affairs and transactions in accordance with generally accepted accounting principles applied on a consistent basis.

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(v) Use of Proceeds. The Corporation shall use the proceeds of this Note solely to acquire certain IT related assets of TechXpress, Inc., a California corporation, pursuant to that certain asset purchase agreement dated as of even date herewith (the “Assets”) a copy of which is annexed hereto as Exhibit B.

(b) Negative Covenants. The Corporation covenants and agrees that, so long as this Note shall be outstanding, it will not take the actions set forth in this Section 4(b) without consent of Payee:

(i) (A) liquidate or dissolve; or (B) consolidate with or merge into or with any other corporation or other entity (including, without limitation, any wholly owned subsidiary) unless the surviving corporation assumes the obligations of the Corporation hereunder.

(ii) amend its articles of incorporation, bylaws or its charter documents so as to adversely affect any rights of Payee;

(iii) repay, repurchase, redeem, or offer to repay, repurchase, redeem or otherwise acquire or make any dividend or distribution in respect of any of its capital stock, or other equity securities, loans or indebtedness (other than trade payables in the ordinary course of business) or otherwise make any distribution to or for the benefit of its shareholders or other persons having an ownership interest except in reasonable and customary amounts derived from earnings after the monthly payment due hereunder has been made.

5. Events of Default.

(a) The term “Event of Default” shall mean any of the events set forth in this Section 5(a):

(i) Non-Payment of Obligations. The Corporation shall default in the payment of the Principal Amount or accrued interest of this Note as and when the same shall become due and payable in accordance herewith for a period of five (5) days after notice thereof to the Corporation.

(ii) Non-Performance of Covenants. The Corporation breaches any covenant or other term or condition of this Note and such breach continues for a period of 10 days after written notice to the Corporation from Payee.

(iii) Sale of Stock. Tim Snyder shall sell or transfer in excess of fifty (50%) percent of the capital stock of the Corporation to any person.

(iv) Bankruptcy, Insolvency, Receivership etc. The Corporation shall: admit in writing its inability to pay its debts as they become due; apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Corporation or a substantial portion of its property, or make a general assignment for the benefit of creditors; or permit or suffer to exist any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Corporation, and, if such case or proceeding is not commenced by the Corporation or converted to a voluntary case, such case or proceeding shall be permitted to continue for a period of more than ninety (90) days.

(b) Section 5(a) (i) or (ii) or (iii). If any Event of Default under Section 5(a) (i) or (ii) or (iii) shall occur, and be continuing, after required notice, if any, Payee may, upon written notice to the Corporation, declare all or any portion of the outstanding Principal Amount of this Note, together with interest accrued thereon, to be due and payable and, whereupon such unpaid Principal Amount and accrued interest shall become immediately due and payable.

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(c) Section 5(a)(iv). If any Event of Default described in Section 5(a)(iv) shall occur, and be continuing, the outstanding Principal Amount of this Note and all other obligations thereunder shall automatically be and become immediately due and payable, without notice or demand.

6. Restrictive Covenants. If any Event of Default described in Section 5 shall occur, for a period of eighteen (18) months commencing on the date of such Event of Default (the “Restricted Period”), the Corporation and Snyder shall each not, and shall not permit any of its affiliates to, directly or indirectly, (i) engage in or assist others in engaging in a business that competes with the Assets being acquired by the Corporation and/or Snyder (the “Restricted Business”) in the San Luis Obispo and Santa Barbara Counties, California (the “Territory”); (ii) have an interest in any entity that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of any business, as it relates to the utilization of the Assets (including any existing or former client or customer of Seller and any person that becomes a client or customer of such business after the Effective Date), or any other person who has a material business relationship with the Assets, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, the Corporation and Snyder may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange if Corporation and Snyder are not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, own three percent (3%) or more of any class of securities of such entity.

(b) The Corporation and Snyder acknowledge that a breach or threatened breach of this Section 6 would give rise to irreparable harm to Payee, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by the Corporation or Snyder of any such obligations, Payee shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(d) The Corporation and Snyder acknowledge that the restrictions contained in this Section 6 are reasonable and necessary to protect the legitimate interests of Payee and constitute a material inducement to Payee to enter into this Note and consummate the transactions contemplated herein. In the event that any covenant contained in this Section 6 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable law. The covenants contained in this Section 6 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

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7. Miscellaneous.

(a) Parties in Interest. All covenants, agreements and undertakings in this Note that are binding upon the Corporation or Payee shall also bind and inure to the benefit of the successors and permitted assigns of the Corporation and Payee, respectively, whether so expressed or not.

(b) Governing Law; Jurisdiction. This Note, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the law of the State of California without regard to the choice of law provisions thereof. Any disputes shall be heard only in the federal and state courts sitting in San Luis Obispo County, State of California. The prevailing party shall be entitled to recover its reasonable legal fees and expenses from the party not prevailing.

(c) Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE CORPORATION.

(d) Notice. All notices shall be in writing, and shall be deemed given when actually delivered to a party at its address set forth herein personally or by national overnight carrier, to the parties addresses set forth herein, or addresses of which notice is given in accordance herewith.

(e) Counterparts. This Note may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Note and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f) Successors and Assigns. This Note may be assigned, transferred or negotiated by the Payee to any person at any time without notice to or the consent of the Corporation. The Corporation may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Payee. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

(g) Waiver of Notice. The Corporation hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

(h) Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

(i) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Payee, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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(j) Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Corporation.

CORPORATION:

SNYDER COMPUTER SERVICES, INC.,
a California corporation

By:	/s/ Tim Snyder
Name:	Tim Snyder
Title:	President

ACKNOWLEDGED AND AGREED:

By:	/s/ Tim Snyder
Name:	Tim Snyder, Individually

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